Exhibit 99.2

PROXY

SOUTHWEST COMMUNITY BANCORP

SPECIAL MEETING OF SHAREHOLDERS

May 31, 2006

The undersigned shareholder of Southwest Community Bancorp (the “Company”) hereby nominates, constitutes and appoints Allan W. Arendsee, Carol M. Beres and Philip H. Holtkamp, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the The Orchid Room at the La Costa Resort, 2100 Costa del Mar Road, Carlsbad, California 92009, on Wednesday, May 31, 2006 at 6:00 p.m. Pacific Time, and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Approval of Merger. To approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of February 15, 2006, by and between the Company and Placer Sierra Bancshares (the “Merger Agreement”), pursuant to which the Company will be merged with and into Placer Sierra Bancshares (the “Merger”) and the shareholders of the Company will receive shares of Placer Sierra Bancshares’ common stock for their shares of the Company’s common stock, as described in the Joint Proxy Statement/Prospectus dated April , 2006, and the Merger Agreement attached thereto as Appendix A.

    ☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

2.	Adjournments. To approve an adjournment or adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger and the Merger Agreement.

    ☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	Other Business. No other business may be conducted at the special meeting.

PLEASE SIGN AND DATE THE OTHER SIDE

IMPORTANT—PLEASE SIGN AND DATE BELOW

The Board of Directors recommends a vote of “FOR” on Proposals 1 and 2. The Proxy confers discretionary authority to be voted in accordance with the recommendations of the Company’s Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction.

(Number of Shares)

(Please Print Your Name)	(Please Print Your Name)

(Signature of Shareholder)	(Signature of Shareholder)

Dated: , 2006

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO  ☐          I DO NOT  ☐ expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.